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                                                                   EXHIBIT 10.49
                     1994 SENIOR MANAGEMENT INCENTIVE PLAN
                              FLAGSTAR CORPORATION
I. PURPOSE
     Flagstar Corporation, including its subsidiaries and affiliated entities (collectively "Flagstar") hereby adopts the Flagstar 1994 Senior Management Incentive Plan (the "Plan") to assist Flagstar in retaining and attracting qualified salaried employees in managerial or other important positions and to provide an additional incentive to employees in such positions to contribute to the success of Flagstar.
II. CERTAIN DEFINITIONS
     For the purposes of this Plan, the following terms shall have the following meanings:
     A. EMPLOYEE
          An individual on the active salaried payroll of Flagstar at any time during the fiscal year for which an award is made whose compensation is not governed by a collective bargaining agreement.
     B. COMPENSATION COMMITTEE
          The Compensation Committee of the Board of Directors (the
     "Committee").
     C. EBITDA
          Earnings (as such term is defined by Generally Accepted Accounting Principles) before interest, income taxes, depreciation an amortization for the Plan Year and before accruals for awards pursuant to the provisions of this Plan. EBITDA shall be calculated by Flagstar's auditors of record.
     D. PARTICIPANT
          An employee of Flagstar designated by the Committee pursuant to
     Article V hereof.
     E. FISCAL YEAR/PLAN YEAR
          That period of time from January 1, 1994 through December 31, 1994.
     F. TARGET AWARD
          A Participant's award that is designated by the Committee to be paid if goals are met at "target" levels as specified in the Plan.
     G. TEAM
          The group of Participants who participate in a particular Individual/Team Award Pool as discussed in Article IX.
     H. TEAM LEADER
          The Participant designated by the Chief Executive Officer to allocate the Team Pool (as defined in Article IX) to the Team members.
III. EFFECTIVE DATE.
     This plan will become effective as of January 1, 1994.
IV. ADMINISTRATION
     The Plan will be administered by the Committee. The Committee shall have the authority to interpret the Plan. All determinations and actions taken by the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon the Participants.

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     The Committee shall meet at such times as it deems appropriate. Meetings may be conducted by telephone. The vote of a majority of the Committee and the actions taken by the Committee shall be a part of the corporate records of Flagstar.
V. PARTICIPANTS AND TARGET AWARDS
     Participants in the Plan for the Year shall be those employees of Flagstar nominated by the Chief Executive Officer of Flagstar and approved by the Committee. The Committee shall assign each Participant to one of the following categories. Categories will have the Target Awards shown.

                                                                                                               TARGET AWARD,
PARTICIPANT GROUP                                                                                          AS A % OF BASE SALARY
Officers of Flagstar (excluding the Chairman and Chief Executive Officer)...............................            75%
Group I.................................................................................................            50%
Group II................................................................................................            25%
Group III...............................................................................................            15%

VI. AWARDS
     Each Participant shall be designated by the Committee as either a Corporate Participant or a Concept Participant.
     There are three performance elements to the Plan:
          1. Flagstar EBITDA
          2. Concept EBITDA
          3. Individual/Team Award
     Amounts are earned under each element without reference to the other elements.
     Corporate Participants will have 75% of their Target Awards earned through Flagstar EBITDA. Their Flagstar EBITDA Multiple is .75. In addition, they will be eligible for an Individual/Team Award as discussed in Article IX.
     Concept Participants will have 50% of their Target Awards earned through Flagstar EBITDA, and 25% earned through Concept EBITDA. Their Flagstar EBITDA Multiple is .50, and their Concept EBITDA Multiple is .25. In addition, they will be eligible for an Individual/Team Award as discussed in Article IX.
VII. FLAGSTAR EBITDA
     A target Flagstar EBITDA will be determined each year by the Chief Executive Officer and the Committee. Participants earn their Target Award times their Flagstar EBITDA Multiple, if target Flagstar EBITDA is achieved.
     The Chief Executive Officer and Committee will also determine EBITDA levels above and below the target level that will result in an award more than or less than Target Award times Flagstar EBITDA Multiple. There is no cap on the amount that can be earned through Flagstar EBITDA.
     The Flagstar EBITDA payout schedule for 1994 is:

                                                                                             PERCENT OF TARGET AWARD TIMES
FLAGSTAR EBITDA ($ MILLIONS)                                                                FLAGSTAR EBITDA MULTIPLE EARNED
Below $       ........................................................................                       0%
At $       ...........................................................................                      50%
At $       ...........................................................................                     100%
At $       ...........................................................................                     200%
Percent earned for each $1 million above $       .....................................                        %

Note: Payout for Flagstar EBITDA achievement between points is interpolated on a straight-line basis.
VIII. CONCEPT EBITDA
     A target Concept EBITDA will be determined for each Concept by the Chief Executive Officer and the Committee. Participants earn their Target Award times their Concept EBITDA Multiple, if target Concept EBITDA is achieved.
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     The Chief Executive Officer and the Committee will also determine Concept
EBITDA levels above and below the target level that will result in an award more than or less than Target Award times the Concept EBITDA Multiple. The maximum award possible is 200% of Target Award times the Concept EBITDA Multiple.
     Each Concept will have a performance/payout schedule consistent with the following:

                                                                                             PERCENT OF TARGET AWARD TIMES
CONCEPT EBITDA ($ MILLIONS)                                                                  CONCEPT EBITDA MULTIPLE EARNED
Below $       ........................................................................                       0%
At $       ...........................................................................                      50%
At $       ...........................................................................                     100%
At or above $       ..................................................................                     200%

Note: Payout for Concept EBITDA achievement between points is interpolated on a straight-line basis.
IX. INDIVIDUAL/TEAM AWARD
     Each Participant will be assigned to a Team by the Chief Executive Officer and the Committee. The Target Awards for Participants within each Team will be summed and multiplied by 25%. The result equals the Initial Team Pool for each Team under the Individual/Team Award.
     After the Plan Year has ended, the Chief Executive Officer will determine the amounts of the Final Team Pools. He will make reference to expectations set with each Team during the Plan Year in making this determination. A Final Team Pool can range in size from zero to 150% of the Initial Team Pool.
     The Chief Executive Officer will determine the amount from each Final Team Pool that will be paid as the Individual/Team Award to the Team Leader. Each Team Leader will allocate the remaining Final Team Pool to the other Participants on his or her Team. The allocation will be made in the Team Leader's discretion, in consultation with the Chief Executive Officer. Individual/Team Awards to any single Participant have no limit, except that the total of all such awards for any Team must be less than or equal to the Final Team Pool. Individual payouts may be zero.
X. PAYMENT OF AWARDS
     Any award made to a Participant shall be paid as soon as practicable after the close of the Plan Year.
XI. RESERVE
     In connection with determining awards for a Plan Year as herein provided, in addition to other allocations made pursuant to the Plan, the Board may direct the creation of a Reserve and credit thereto a sum of money for the purpose of making awards as determined by the Committee to any Employee who was not a Participant under the Plan, or who otherwise would not receive an award under the Plan.
     The creation of a Reserve by the Board shall not obligate the Committee to make awards for the Reserve. Awards from the Reserve shall be made at such times and in such amounts as the Committee deems appropriate.
XII. TERMINATION OF EMPLOYMENT
     The Committee shall determine the award, if any, to be paid to a Participant whose employment is terminated during a Plan Year. Awards vest on the January 1 following the end of the Plan Year.
XIII. NEW HIRES OR PROMOTIONS
     Employees hired or promoted during a Plan Year shall be eligible to receive such award for that Plan Year as the Committee may determine.
XIV. ASSIGNMENTS AND TRANSFERS
     A Participant may not assign, transfer, pledge, or otherwise encumber amounts accruing to such Participant under the Plan.
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XV. NO CREATION OF EMPLOYEE RIGHTS UNDER THE PLAN
     No employee or other person shall have any claim or right to be named a Participant or granted an award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee or Participant under the Plan any right to be retained in the employ of Flagstar.
XVI. WITHHOLDING TAX
     Flagstar shall deduct from all amounts paid as awards to Participants all taxes required by law to be withheld with respect to such payments.
XVII. DEATH OF A PARTICIPANT PRIOR TO PAYMENT OF AN AWARD
     If a Participant shall die before the payment of any award under the Plan, the award shall be paid only to the executor, administrator or other legal representative of the deceased Participant following the receipt of a court certificate of the appointment thereof. The allocation of awards, if any, to a Participant who dies prior to the end of the Plan Year shall be in the sole discretion of the Committee.
XVIII. CANCELLATION OF AND MODIFICATIONS TO THE PLAN
     The Board shall have the right to cancel, amend or modify this Plan in its sole discretion. Such cancellation, amendment or modification that takes place during a Plan Year may be retroactive to the beginning of that Plan Year, as the Board determines.
XIX. OTHER EMPLOYEE BENEFIT PLANS
     Nothing herein contained shall be construed to affect any right of Participants in this Plan to participate in other employee benefits plans of Flagstar.
XX. MISCELLANEOUS
     Any award under the Plan will not affect the amount of any insurance coverage available to the Participant under any group insurance plan maintained by Flagstar.
     Each person who is or shall have been a member of the Committee or a member of the Board shall be indemnified and held harmless by Flagstar against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan. Upon the institution of any claim, action, suit or proceeding against such person, immediate written notice shall be given to Flagstar and Flagstar shall, at its sole expense, defend the same.
     All expenses and costs in connection with the operation of the Plan shall be borne by Flagstar.
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